NOTICE OF PARTIAL REDEMPTION
PRO-FAC COOPERATIVE, INC.

CLASS A CUMULATIVE PREFERRED STOCK - CUSIP #742645P 20 8

SYMBOL: PFACP

September 4, 2007

     NOTICE IS HEREBY GIVEN that Pro-Fac Cooperative, Inc. (the “Company”) does hereby call for redemption in accordance with its Certificate of Incorporation, and will redeem on October 31, 2007 (the “Redemption Date”), 64% of the Company’s outstanding Class A Cumulative Preferred Stock (the “Shares”), but not to exceed 3,200,000 in total Shares redeemed, at a redemption price of $25.00 per share (the “Redemption Price”), without interest. In accordance with the Company’s Certificate of Incorporation, the redemption will be pro rata from each registered holder of Shares as of October 31, 2007. On and from the Redemption Date forward, the Shares redeemed will no longer be deemed outstanding, will cease to accrue dividends, and all rights of the holders will cease with respect to such Shares, except the right of the holders to receive payment of the Redemption Price.

     Georgeson Inc. has been retained as Information Agent by the Company to help answer questions. You can reach Georgeson at the numbers printed below. Computershare Trust Company, N.A., will serve as paying agent for the Shares. To receive payment of the Redemption Price for your Shares, you must submit the accompanying Letter of Transmittal to Computershare in accordance with the procedures described in the “Terms of Redemption” section.

     While the Company is redeeming only 64% of the outstanding Shares, ALL (100%) of the certificates held by the registered holder must be delivered with the Letter of Transmittal in order to receive payment of the Redemption Price. If you cannot locate ALL of your certificates, you must follow the instructions in the Letter of Transmittal for lost certificates or contact Georgeson Inc. at the telephone numbers below to make suitable arrangements.

     After redemption, the remaining 36% of the Shares will be issued to each registered holder in book entry form, without certificates. A statement will be sent by Computershare to each registered holder showing the holder’s remaining Shares.

     If you have pledged any or all of your Shares to a creditor as a security interest, you may wish to communicate with your creditor to discuss the redemption.

     IMPORTANT NOTICE: Under U.S. federal tax laws, Computershare may be obligated to withhold a 28% tax from remittance to non-corporate holders who have failed to furnish Computershare with a valid taxpayer identification number or otherwise establish an exemption from withholding. If a holder’s taxpayer identification number is not certified in Computershare’s records, then such a holder who is a U.S. person should submit a taxpayer identification number to Computershare using Form W-9 when presenting the Shares for payment. Holders of Shares other than U.S. persons should consult their own tax advisors about establishing an exemption from withholding.

PRO-FAC COOPERATIVE, INC.

By: Computershare Trust Company, N.A., as Paying Agent

IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTICE, PLEASE CALL GEORGESON INC., THE INFORMATION AGENT, AT (888) 605-8346, OR AT (212) 440-9800 OUTSIDE THE U.S., CANADA, AND PUERTO RICO

TERMS OF REDEMPTION

REDEMPTION DATE: October 31, 2007.

NUMBER OF SECURITIES TO BE REDEEMED: 64% of all outstanding Class A Cumulative Preferred Stock (the “Shares”), in an amount not to exceed 3,200,000 Shares.

REDEMPTION TO BE PRO RATA: The redemption will be pro rata from each registered holder of Shares as of October 31, 2007. If the calculation of the number of Shares to be redeemed would result in issuing a fractional share to any registered holder, the number of Shares to be redeemed from such holder will be rounded upward as necessary to avoid issuance of a fractional share upon redemption. All remaining Shares will be issued in book entry form, without the issuance of certificates. Each registered holder will receive a statement showing the number of remaining Shares upon redemption.

REDEMPTION PRICE AND ACCRUED DIVIDENDS: The Redemption Price of the Shares is $25.00 per share. All dividends accrued through October 31, 2007 will be paid separately when declared by the Company’s Board of Directors.

CESSATION OF DIVIDENDS: The redeemed Shares will become due and payable on the Redemption Date, and dividends on the redeemed Shares will cease to accrue from and after the Redemption Date.

PLACE OF REDEMPTION - REDEMPTION PROCEDURE: Payment of the Redemption Price as specified above in this Notice will be made by Computershare at the addresses set forth below upon presentation of the Letter of Transmittal and surrender of the certificates, if any, representing the Shares for payment.

If By Mail:	If By Overnight Delivery:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Corporate Actions	Corporate Actions
P.O Box 43014	250 Royall Street
Providence, RI 02940-3014	Canton, MA 02021